Investor Relations:
                                                             Kley Parkhurst, SVP
                                                                      ePlus inc.
                                                             Tel: (703) 709-1924
                                                            kparkhurst@eplus.com

      ePlus Reports 3rd Quarter Financial Results: Revenues Increase 9% to $80
                           Million, Net Earnings are $2.6 Million
                        Conference Call Scheduled at 11:00 A.M. Today

HERNDON, VA - February, 13 2004 -- ePlus inc. (Nasdaq NM: PLUS - news) announced financial results for its third quarter and nine months ended December 31, 2003. ePlus recorded an 8.9% increase in total revenues for the quarter, to $79.8 million, as compared to $73.3 million the prior year. Net earnings were $2.6 million, the same as the prior year's quarter, and net earnings for nine months increased 6.9% to $7.6 million from $7.1 million the prior year. The company will host a conference call at 11 a.m. EST today to discuss the results.

For the quarter, basic earnings per share increased 7.7% from $0.26 to $0.28. Fully diluted earnings per share was $0.26 for the quarter and the prior year's quarter. For the nine month period, basic earnings per share increased 15.7% to $0.81 from $0.70, and fully diluted earnings increased 10.1% to $0.76 from $0.69.

At quarter's end, ePlus had total stockholders equity of $113.8 million and cash of $26.8 million. On October 1, 2003, the Company announced a Stock Repurchase Plan, and the Company repurchased 164,000 shares of common stock at a cost of $2.39 million during the quarter.

"This was a solid quarter for ePlus, and in line with expectations," commented Phillip G. Norton, chairman, president and CEO of ePlus. "We completed a major eprocurement implementation and content services project engagement for an entity of a Global 50 company, a significant achievement which should raise our visibility at large enterprise accounts. We completed the implementation and conversion in six months, which we estimate is about one-half of the time of competing vendors for a project of this magnitude, including integration to SAP and e2open. And, we displaced a multi-year incumbent, who is one of the world's largest services providers. The project included a Japanese language enhancement, implementation of more than 19,000 unique business rules for multiple commodity classes, and rollout to more than 7,000 users in six countries."

ePlus rolled out Procure+ to one of the world's largest manufacturers of paper and building products. The hosted system will allow more than 1,000 IT professionals in over 350 offices around the country to purchase technology equipment from more than 100 designated vendors. The system replaced an internal eProcurement system that has been in use for several years, and ePlus won the contract after a lengthy evaluation of the major eprocurement vendors. The customer's selection of ePlus was based, in part, on the fact that ePlus already had built electronic catalogs for all of the IT vendors to be included in the project, reducing both ramp-up time and deployment costs.

The Company implemented Content+ for a leading provider of drilling and production solutions for the oil and gas industry. The content management solution is to be used as a sell-side solution to provide enriched data for each of its customers' customized eCatalogs. The customer will use Content+ to aggregate, classify and normalize product data for nearly 200,000 items, create enriched product descriptions and images for each eCatalog, and manage both content and catalogs through the system's workflow and maintenance tools. ePlus was selected after a two-year due diligence process that involved evaluating multiple content management vendors, including the top enterprise software and service providers. Content+ was chosen for its maturity and deep functionality, such as its ability to quickly and automatically categorize hundreds of thousands of products and services using an integral knowledge base that is the industry's largest, and its ability to feed cleansed data directly into the company's SAP ERP system.

During the quarter, ePlus announced a Content+ transaction with Strategic Distribution, Inc. (Nasdaq: STRD), a leading provider of maintenance, repair and operating supply chain management services, to create and manage customized eCatalogs for its customers. The catalogs will integrate with SDI's internal In-Site(R) eProcurement system to enable end users to access real-time inventory information.

Mr. Norton continued, "We acquired the software and customer license assets of Digital Paper Corporation, and released the Content+ Supplier Portal. With a continuing focus on improving our content management capabilities, which we believe is the necessary ingredient for every eprocurement or spend management customer initiative, we continue to beat the competition by providing better software and services solutions in the content area. We continue to convert customers from more expensive, less functional systems to ours, proving that our strategy, execution, and solutions are winning."

"We were also very pleased to elect Milt Cooper onto our Board of Directors in November," stated Mr. Norton. "Milt has numerous, long-term relationships within the federal government and the federal government contracting community. In addition to continuing the ePlus tradition of having a strong, independent board, we expect that he will provide significant value and guidance in helping to bring ePlus solutions into this marketplace, including our software, sourcing, and financing segments."

The increase in total revenues this quarter from the same period in 2002 was driven in part by a 14.2% increase in Sales of Product to $63.3 million from $55.5 million, which was offset by a 20.2% decrease in Fee and Other Income to $3.6 million from $4.5 million. Total Costs and Expenses increased 9.6% to $75.5 million from $68.9 million, driven in part by a 13.8% increase in the Cost of Sales, Product to $55.8 million from $49.0 million, and a 8.8% decrease in Salaries and Benefits to $9.8 million from $10.8 million. Interest and Financing Costs decreased 14.8% to $1.6 million from $1.9 million as a result of lower interest rates.

For the nine months ended December 31, 2003, ePlus recorded revenues of $245 million, a 7.6% increase over the $228 million for the same period in 2002, and net earnings of $7.6 million, an 6.9% increase as compared to $7.1 million for the same period in 2002.

Conference Call Event Information

The Company will host a conference call at 11 a.m. EST on Friday, February 13th, 2004. To listen, please call (973) 339-3086 or toll-free (800) 683-1535. A telephone replay of the conference call will be available by calling (877) 519-4471 or (973) 341-3080, and entering the passcode 4489250 beginning at about 2:00 P.M. EST on February 13th and ending on or about February 27th. Web links are also available at http://www.eplus.com/web/BaseRenderer.aspx?ItemId=1128.

In-Site(R) is a registered trademark of Strategic Distribution, Inc.

About ePlus:

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, supplier enablement, strategic sourcing, document access and collaboration, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements." Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; our ability to integrate new acquisitions; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of February 13, 2004. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in ePlus inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, which will be filed with the SEC on or before February 17, 2004.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

                                                                 Three months ended                 Nine months ended
                                                                     December 31                       December 31
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
                                                                 2002          2003                2002           2003
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
REVENUES

Sales of product                                               $55,458,839   $63,325,161        $174,451,748   $199,001,092
Sales of leased equipment                                          897,984                         5,509,288
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
                                                                56,356,823    63,325,161         179,961,036    199,001,092

Lease revenues                                                  12,381,795    12,863,921          35,747,237     38,150,085
Fee and other income                                             4,525,048     3,611,337          12,215,821      8,153,491
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
                                                                16,906,843    16,475,258          47,963,058     46,303,576

                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
TOTAL REVENUES                                                  73,263,666    79,800,419         227,924,094    245,304,668
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------

COSTS AND EXPENSES

Cost of sales, product                                          49,019,350    55,762,511         152,939,765    175,638,870
Cost of sales, leased equipment                                    922,926                         5,457,927
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
                                                                49,942,276    55,762,511         158,397,692    175,638,870

Direct lease costs                                               2,140,982     3,221,144           4,471,986      7,966,044
Professional and other fees                                        944,501     1,229,687           2,411,259      2,566,545
Salaries and benefits                                           10,786,703     9,842,038          33,599,040     30,599,139
General and administrative expenses                              3,132,800     3,785,695          10,391,118     10,654,776
Interest and financing costs                                     1,920,372     1,636,713           6,597,048      5,209,656
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
                                                                18,925,358    19,715,277          57,470,451     56,996,160

                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------
TOTAL COSTS AND EXPENSES                                        68,867,634    75,477,788         215,868,143    232,635,030
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES                       4,396,032     4,322,631          12,055,951     12,669,638

PROVISION FOR INCOME TAXES                                       1,802,376     1,729,052           4,941,509      5,067,855
                                                             ----------------------------     ------------------------------
                                                             ----------------------------     ------------------------------

NET EARNINGS                                                    $2,593,656    $2,593,579          $7,114,442     $7,601,783
                                                             ============================     ==============================
                                                             ============================     ==============================

NET EARNINGS PER COMMON SHARE - BASIC                                $0.26         $0.28               $0.70          $0.81
                                                             ============================     ==============================
                                                             ============================     ==============================
NET EARNINGS PER COMMON SHARE - DILUTED                              $0.26         $0.26               $0.69          $0.76
                                                             ============================     ==============================
                                                             ============================     ==============================


WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                      9,992,133     9,308,979          10,228,007      9,410,173
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                   10,028,509     9,968,245          10,280,813     10,054,689

For more information, investors are encouraged to refer to the company's Form 10-Q to be filed on or before February 17, 2004.